                                  EXHIBIT 13.2
                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         Pursuant to 18 U.S.C. 1350, as created by Section 906 of the
Sarbanes-Oxley Act of 2002, the undersigned officer of LMS Medical Systems Inc.
(the "Company") hereby certifies, to such officer's knowledge, that:

         (i)   the accompanying Annual Report on Form 20-F of the Company for the fiscal year ended March 31, 2005 (the "Report") fully
               complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Act of 1934, as amended; and

         (ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of
               operations of the Company.

Date: March 21, 2006                      /s/ Yves Grou
                                 --------------------------------------------
                                 Yves Grou
                                 Chief Financial Officer

         The foregoing certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. 1350, and are not being filed for purposes of
Section 18 of the Securities Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.